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                                                              EXHIBIT 5.1




                                                   April 12, 2002



Pro Elite, Inc.
100 Dorigo Lane
Secaucus, NJ 07094


         RE: Registration Statement on Form Sb-2 of Pro Elite, Inc.
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Ladies and Gentlemen:

                  We have acted as counsel to and for Pro Elite, Inc. (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 and Amendment Nos. 1 and 2 thereto, together with any and all exhibits and schedules attached thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 13,350,000 shares of the Company's common stock, par value $.0001 per share, to be sold by selling securityholders listed in the Registration Statement. 400,000 such shares underlie common stock purchase warrants (the "Warrants"). 12,000,000 such shares underlie 1,200,000 shares of preferred stock of the Company (the "Preferred Stock").

                  We have examined the Company's Certificate of Incorporation, as amended, By- laws, resolutions of the Board of Directors of the Company and such other items as we deem material to this opinion. Based upon the foregoing information and examination, it is our opinion that the shares of common stock of the Company covered by the Registration Statement have been duly authorized and, when sold, issued and paid for, will be validly issued, fully paid and nonassessable and that the shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. It is our further opinion that the Note and the Warrants have been duly authorized and validly issued and are the legal and binding obligations of the Company.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference under the caption "Legal Matters" in the


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Pro Elite, Inc.
April 12, 2002
Page 2



Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the issue has been rendered by us.

                                           Very truly yours,

                                           /s/ Bondy & Schloss LLP

                                           BONDY & SCHLOSS LLP